Exhibit 5.3

Law Offices of T. J. Jesky

205 N. Michigan Ave., Suite 810

Chicago, IL 60601-5902

Telephone: (312) 894-0130

Fax: (312) 489-8216

tj@jeskylaw.com

December 22, 2025

Nihon Shintatsu Co., Ltd.

3 Chome-20-2 Sakura

Otaru, Hokkaido 047-0156, Japan

Re: Registration Statement on Amendment No. 2 to Form F-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Amendment No. 2 to Form F-1 (as amended, the “Registration Statement”) filed by Nihon Shintatsu Co., Ltd., a corporation incorporated under the laws of Japan (the “Company”), with the U. S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration by the Company of (i) up to 3,750,000 common shares of the Company (the “Common Shares”), and 562,500 Common Shares (collectively, the “Securities”) issuable at the option of the Underwriter to cover over-allotments, issuable to the Underwriter. The Securities are being registered by the Company, which has engaged Spartan Capital Securities, LLC (the “Underwriter”) to act as the underwriter in connection with a public offering of the Company’s Securities (the “Offering”).

We are acting as U.S. securities counsel for the Company in connection with the Registration Statement. We have examined signed copies of the Registration Statement and have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the Articles of Incorporation of the Company, as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

Based upon and subject to the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Securities Act, the Securities will be valid, legally issued, fully paid and non-assessable, and binding obligations of the Company enforceable against the Company.

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The opinion set forth herein is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect). In addition, the foregoing opinions are qualified to the extent that (a) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ and debtors’ rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers); and (b) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

This opinion letter is rendered solely to you in connection with the Registration Statement and may not be relied on for any other purpose. This this opinion may be relied upon by holders of the Securities currently entitled to rely on it pursuant to applicable provisions of federal securities law. This opinion letter is rendered to you as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion as and Exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement and in any Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely yours,

/s/ T. J. Jesky
T. J. Jesky
Attorney and Counselor at Law

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